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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                  ____________

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event to report)  June 19, 1997
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                             The Sled Dogs Company
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               (Exact name of registrant as specified in charter)


Colorado                          1-12850              84-116-8832
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(State or other                (Commission            (IRS Employer
jurisdiction of                File Number)            Identification No.)
incorporation)


212 Third Avenue North, Suite 420, Minneapolis, MN         55401
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (612) 359-9020


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(Former name or former address, if changed since last report.)







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Item 5.  Other Events

     On June 18, 1997, The Sled Dogs Company (the "Company") made the following announcement:

The Sled Dogs Company (Nasdaq: SNOW) announced today that its common stock will be delisted from the Nasdaq SmallCap Market effective with the close of business on June 19, 1997. The Company indicated that it wasn't able to meet current Nasdaq listing standards of a minimum bid price at least $1.00, or in the alternative to the minimum bid price, capital and surplus of $2,000,000 or more. After June 19, 1997, the Company's common stock will trade on the Nasdaq over-the-counter (OTC) Bulletin Board.

The Sled Dogs Company markets, manufactures and distributes Sled Dogs brand snow skates and related accessories, and has created the world's newest sport of snow skating. The Sled Dogs Company has developed the world's first patented snow skate that integrates a comfortable, supportive boot and a unique replaceable base allowing the skate to glide down hill and over the snow. In addition to its U.S. roots, Sled Dogs has distributors in Canada, Norway, Korea and Japan. At present, snow skating is being enjoyed at nearly all ski/snow areas across the United States and Canada.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           THE SLED DOGS COMPANY



Dated: June 19, 1997                 By:    /s/ Michael P. Wise
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                                                Michael P. Wise
                                                Chief Financial Officer




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